Exhibit 99(N)(2)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in this Registration Statement on Form N-2 of Apollo Investment Corporation of our report dated May 23, 2012 relating to the financial statements and the effectiveness of internal control over financial reporting of Apollo Investment Corporation, which appears in such Registration Statement.  We also consent to the reference to us as "experts" under the heading "Independent Registered Public Accounting Firm" in such Registration Statement.

PricewaterhouseCoopers LLP
New York, NY
August 7, 2012

PricewaterhouseCoopers LLP, PricewaterhouseCoopers Center, 300 Madison Avenue, New York, NY 10017